UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RMB INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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IMPORTANT MATTERS TO CONSIDER

Shareholder Name Address 1 Address 2 Address 3 Address 4

September 15, 2016

Dear Shareholder:

You recently received proxy materials relating to proposals to be voted on by shareholders of RMB Investors Trust (the “Trust”) at a special meeting of shareholders of the Trust, including the RMB Mendon Financial Long/Short Fund and the RMB Mendon Financial Services Fund, each a series of the Trust (the “Special Meeting”). This important notice is to inform you that the Special Meeting, solely with respect to the RMB Mendon Financial Long/Short Fund and the RMB Mendon Financial Services Fund (each a “Fund”), has been adjourned until September 29, 2016 at 1:00 PM (Central Time), unless otherwise further adjourned, postponed or delayed, to allow each Fund’s shareholders additional time to exercise their voting rights by submitting their voting instructions. The adjourned meeting will be held at the offices of the Trust, 115 South LaSalle Street, 34th Floor, Chicago, IL 60603.

This letter was sent to you because you held shares of a Fund on the record date, and your Fund has not yet received your vote. Please help us avoid further adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Trustees of the Trust unanimously recommends that you vote “FOR” approval of each of the proposals.

Please take the time to vote today! Your vote is very important no matter how many shares you own.

The easiest way to cast your vote now is to simply issue verbal instructions over the phone with our Fund Agents. The call will only take a few moments of your time.

To vote, please call (800) 761-6523 between the hours of 9:00 am and 10:00 pm Eastern Time. Please reference the following ProxyHolder ID:	PROXY HOLDER ID
12356778

RMB INVESTORS TRUST

115 SOUTH LASALLE STREET, 34TH FLOOR, CHICAGO, IL 60603

Important Notice Regarding the Availability of Proxy Materials

for the adjourned Special Meeting of Shareholders to be held on September 29, 2016.

The Notice of the Special Meeting of Shareholders, this Notice of Adjournment of the Special Meeting of Shareholders, the Proxy Statement and a Sample Ballot are available at https://www.proxyonline.com/docs/rmbfunds2016.pdf

Thank you for voting!

RMB INVESTORS TRUST

115 SOUTH LASALLE STREET, 34TH FLOOR, CHICAGO, IL 60603